INVESTOR AGREEMENT

     INVESTOR AGREEMENT, (this "Agreement") made as of April 23, 1997, by and between JANUS INDUSTRIES, INC., a Delaware corporation, with offices at 685 Liberty Avenue, Union, New Jersey 07083 (the "Corporation") and each of LOUIS S. BECK ("Beck") and HARRY YEAGGY ("Yeaggy") and BECK HOSPITALITY INC. III, an Ohio corporation ("Beck Hospitality" and together with Beck and Yeaggy, each, a "Shareholder").

                                    Recitals:

     A. As a result of the closing of the transactions contemplated by (i) the Asset Purchase Agreement dated as of April 23, 1997 by and among the Corporation, Beck Yeaggy of Ohio, Inc., Motel Associates of Westerville, Inc. Beck and Yeaggy; and (ii) the Agreement and Plan of Merger dated as of April 23, 1997 (collectively, with (i), the "Acquisition Agreements") by and among the Corporation, Beck Group Management Corp., Envoy Inns of America, Inc., Beck and Yeaggy, the Shareholders, collectively, will become the owners of 10,451.88 shares of the Corporation's Preferred Stock, Series B (the "Preferred Stock") and 3,799,999 shares of the Corporation's common stock (the "Common Stock").

     B. The Shareholders will control approximately 43% of the issued and outstanding shares of the Common Stock of the Corporation.

     C. The Corporation and the Shareholders desire to set forth the terms upon which the Preferred Stock and the Common Stock are to be held by the Shareholders for the purpose of assuring compliance with the various securities laws, and preservation of the Corporation's federal income tax attributes, and the Corporation further desires to confirm certain representations and warranties of the Shareholders.

     NOW, THEREFORE, in consideration of the premises and the terms, provisions, covenants and conditions hereinafter set forth, and for other valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below. All capitalized terms used herein and not defined in this Section 1 shall have the meanings ascribed to such terms elsewhere in this Agreement.

     The term "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the federal securities laws with respect to the registration and public offering of securities of the Corporation.

     The term "Corporation Securities" shall mean, collectively, the Preferred Stock and the shares of Common Stock.

     The term "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, government entity or government or any group comprised of one or more of the foregoing.

     The term "Securities Act" shall mean the Federal Securities Act of 1933, as amended from time to time and the rules, regulations, decisions and interpretations promulgated thereunder or such other federal act, rules, regulations, decisions and interpretations as may regulate and require the registration of the public offering of securities of the Corporation.

     2. Certificate Legend. Each certificate or document representing the Corporation Securities issued pursuant to this Agreement shall be imprinted with a legend substantially as follows:

     The securities represented by this certificate have not been registered under the Securities Act of 1933 or the securities laws of any state. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, assigned, made subject to a security interest, pledged, hypothecated, or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 and applicable state laws or exemptions therefrom or an opinion of counsel to the Corporation that such registration is not required as to such sale or offer.

     The Restated Certificate of Incorporation, as amended of the Corporation prohibits the purchase or acquisition of record or beneficial ownership of, or any beneficial or other interest in, any shares of the capital stock or securities of the Corporation if, at the date of such purchase or acquisition, such person or entity is, or would be after giving effect to any such proposed purchase or acquisition, directly, indirectly or by attribution, a holder of five percent (5%) or more of the issued and outstanding capital stock of the Corporation, determined based on the fair market value of the capital stock of the Corporation or the votes represented by the shares of the capital stock of the Corporation entitled to vote for the election of directors.

     A copy of the Restated Certificate of Incorporation of the Corporation is available for inspection and copying at the principal offices of the Corporation, and a copy of the provisions of the Restated Certificate of Incorporation of the Corporation setting forth such restrictions will be furnished to the record holder of this certificate without charge upon written request to the Corporation.

     The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or or rights.

     The securities represented by this certificate are subject to substantial restrictions on transfer contained in an Investor Agreement with the Corporation, a copy of which can be obtained from the Corporation.

     3. Covenants of the Shareholder. Each Shareholder, by acquiring the Corporation Securities, hereby covenants and agrees that:

          (a) the Shareholder will not offer for sale or sell, or pledge, assign, hypothecate or otherwise transfer the Corporation Securities to any Person unless pursuant to:

               (i) an effective registration statement under the Securities Act ("Registration Statement") covering such offer and sale; or

               (ii) an exemption from registration under the Securities Act; provided that prior to any such proposed transfer, the Shareholder shall give written notice to the Corporation of the Shareholder's intentions to effect such transfer, which notice shall be accompanied by such evidence as may be reasonably satisfactory to the Corporation that the proposed transfer may be effected without registration under the Securities Act, or

               (iii) the provisions of Rule 144 under the Securities Act, if applicable or any successor rule thereto.

     Notwithstanding the foregoing, the Shareholder may pledge the Preferred Stock to a bank or other financial institution as security for a loan provided that the Shareholder delivers an opinion of legal counsel for the Shareholder (which counsel and opinion (in form, scope and substance) shall be satisfactory to the Corporation), that such pledge would be in compliance with the federal and state securities laws.

          (b) Any offer or sale of the Corporation Securities shall be made in accordance with the federal and state securities laws (including the prospectus delivery requirements of the Securities Act), of applicable jurisdictions and any other applicable law.

          (c) Each of the Corporation Securities transferred as above provided shall bear the appropriate restrictive legend unless, in the opinion of legal counsel for the Shareholder (which counsel and opinion (in form, scope and substance) shall be satisfactory to the Corporation), such legend is not required in order to establish compliance with any provisions of the Securities Act.

     4. Representations and Warranties of the Shareholders. Each Shareholder hereby represents and agrees that:

          (a) The Shareholder has full power, authority and capacity to execute this Agreement, to make the representations and agreements contained in this Agreement and, in the case of Beck Hospitality, this Agreement and the transactions contemplated hereby have been duly authorized by all necessary actions on the part of the Shareholder, and this Agreement is a legal, valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms; and

          (b) The Shareholder understands each of the following representations and agreements, and hereby represents and agrees to each of the following with the understanding that the Corporation will rely upon the Shareholder representations and agreements in determining whether the Corporation may issue the Corporation Securities to the Shareholder under applicable securities laws:

               (i) The Shareholder is either an accredited investor (under the qualifications set forth in paragraph (vii) below) or has indicated by checking the following box that the Shareholder is not an accredited investor but is represented by a representative who is a "purchaser representative" as defined in Regulation D of the Commission under the Securities Act and in any event is able to bear the economic risk of an investment in the Corporation Securities, including the loss of his entire investment.

               (ii) The Shareholder has prior substantial investment experience, including investments in non-registered securities, and recognizes the highly speculative nature of an investment in the Corporation Securities.

               (iii) The Shareholder has been afforded the opportunity to ask questions of, and receive answers from, directors and executive officers of the Corporation concerning the Corporation and the terms and conditions of the offering of the Corporation Securities pursuant to the Acquisition Agreements. The Shareholder has been furnished with all information and all documents which he has requested.

               (iv) Neither the offer nor the sale of the Corporation Securities is being registered under the Securities Act or the securities laws of any state. The Corporation Securities are being offered and sold in reliance on exemptions from registration under the Securities Act and the various state securities laws for transactions not involving any public offering. Accordingly, none of the Corporation Securities can be sold, assigned, bequeathed, exchanged, pledged, hypothecated or otherwise transferred (each individually a "Transfer") by the Shareholder unless and until each is registered under the Securities Act and the securities laws of each applicable state or an exemption from registration pursuant to the Securities Act and such laws is available to the Shareholder.

               (v) The Corporation is relying on exemptions from the various federal and state securities laws which depend, in part, upon the Shareholder's investment intent and upon the information the Shareholder has set forth in this Agreement. This Agreement is delivered to the Corporation by the Shareholder with the understanding and intent that the Corporation will rely on the information contained in this Agreement and with such Shareholder's consent to such reliance.

               (vi) The Corporation Securities are being acquired by the Shareholder for the Shareholder's own account for investment and not for distribution or resale or fractionalization thereof or reselling thereof or any part thereof within the meaning of the Securities Act other than in compliance therewith or in accordance with an exemption therefrom. The Shareholder will not transfer any of the Corporation Securities unless they are registered under the Securities Act and the securities laws of each applicable state or unless an exemption from each such registration is available for such Transfer. The Shareholder has adequate means of providing for the Shareholder's current needs and possible personal and business contingencies and has no need for liquidity of his investment in the Corporation Securities.

               (vii) Unless indicated otherwise in clause (i) above, the Shareholder fits within, and is adequately described by, one or more of the following categories: (1) the Shareholder is a natural person who has a net worth or joint net worth with the Shareholder's spouse in excess of $1,000,000 at the time of the Shareholder's purchase; or (2) the Shareholder is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or a joint income with the Shareholder's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or (3) the Shareholder is an officer and/or director of the Corporation; or (4) the Shareholder is either (a) a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity, (b) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, (c) an insurance Corporation as defined in Section 2(13) of the Securities Act, (d) an investment Corporation registered under the Investment Corporation Act of 1940, as amended, or a business development Corporation as defined in Section 2(a)(48) of such Act, (e) a Small Business Investment Corporation licensed by The United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended, (f) a plan established or maintained by a state or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000, or (g) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which plan fiduciary is a bank, savings and loan association, an insurance Corporation or a registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who otherwise meet these suitability standards; or (5) the Shareholder is a private business development Corporation as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended; or (6) the Shareholder is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust or a partnership not formed for the specific purpose of acquiring the Corporation Securities with total assets in excess of $5,000,000; or (7) the Shareholder is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Corporation Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment; or (8) the Shareholder is a corporation or partnership, and each and every equity owner of such entity certifies that he or she meets the qualifications set forth in either clause (1), (2), (3), (4), (5), (6) or (7) above. As used in this Agreement, the term "net worth" means the excess of total assets over total liabilities. In determining income, an investor should add to his adjusted gross income any amount attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

               (viii) The Shareholder agrees that the Shareholder shall not cancel, terminate or revoke this Agreement or any other agreement executed by the Shareholder with respect to the purchase of the Corporation Securities and that this Agreement shall survive the Shareholder's death or disability, except as pursuant to the laws of the applicable jurisdiction.

               (ix) The address set forth below is the Shareholder's true and correct residence, and he has no present intention of becoming a resident of any other country, state or jurisdiction prior to the Shareholder's acquisition of the Corporation Securities.

               (x) The Shareholder acknowledges that the Corporation and its officers and agents have made no representations or warranties, whether orally or in writing, or express or implied, as to the financial condition, assets, operations, business, prospects or condition of the Corporation other than as set forth in the Acquisition Agreements and the Corporation's Disclosure Letter delivered in connection therewith.

               (xi) The Shareholder understands the meaning and legal consequences of the foregoing representations and warranties, which are true and correct as of the date hereof and will be true and correct as of the date of the Shareholder's purchase of the Corporation Securities subscribed for herein. Each such representation and warranty shall survive such purchase.

     5. Standstill.

          (a) Without the prior written consent of the Board of Directors of the Corporation, the Shareholder agrees that until the Termination Date (as defined below), he shall not sell or contract to sell, exchange, assign, bequeath, pledge, mortgage, alienate, grant an option to purchase, hypothecate or otherwise in any manner whatsoever (voluntarily or involuntarily, by operation of law or otherwise) Transfer or encumber record or beneficial ownership of any shares of the Common Stock or any securities issued with respect to any such shares or into which they may be converted, exchanged or otherwise changed.

          (b) The Corporation shall have no obligation to consent to a Transfer of the Common Stock unless it shall have received an opinion, in writing, of counsel of its choosing, that the proposed Transfer of the Common Stock does not give rise to an "ownership change" under ss.382 or otherwise adversely affect the availability to the Corporation of its net operating loss carry forwards and any other applicable tax attributes for Federal Income Tax purposes.

          (c) The Shareholder acknowledges and agrees that the Corporation will give to its stock transfer agent instructions prohibiting the Transfer of the Common Stock in violation of this Agreement. Shareholder acknowledges any Transfer in violation of this Agreement will be void.

          (d) In the event that the Corporation is notified of a proposed Transfer by the Shareholder or a transfer proposed by any other person who is subject to an agreement with the Corporation containing standstill provisions substantially similar to those set forth in this Section 5 (a "Standstill Agreement") including, without limitation, those agreements existing as of this date with Daewoo Corporation, Mitsubishi Corp., General Electric Capital Corporation and The Prudential Insurance Company of America, and the Corporation determines preliminarily to consent to such Transfer or transfer, the Corporation shall notify all persons (including the Shareholder) who are subject to a Standstill Agreement of such proposed consent. The Shareholder and each other person who is subject to a Standstill Agreement shall have 30 days from the date of such notice to advise the Corporation in writing whether it wishes to Transfer or transfer securities of the Corporation, and the amount of securities it wishes to Transfer or transfer. The Corporation shall then allocate, in the sole discretion of the Board of Directors of the Corporation, the number of securities of the Corporation which may be the subject of a Transfer or transfer among those persons who have indicated in writing their desire to transfer securities of the Corporation in the event the Corporation consents to the original Transfer or transfer. In such event the Corporation may establish such mechanism to monitor any such Transfer or transfer, including time limitations on such Transfer or transfer, as it deems appropriate.

          (e) The restrictions of this Section 5 shall terminate on the earliest to occur of (i) notification from the Corporation to the Shareholder of such termination, (ii) the fourth annual anniversary of the date of the Agreement, or
(iii) the Transfer with the prior written consent of the Board of Directors of the Corporation of all of the Common Stock. The date of termination of the Agreement shall be the "Termination Date".

     6. Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or five business days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) properly addressed as set forth below. Any such notice or other communication shall be addressed (a) if to the Shareholders, at their respective addresses set forth below or at such other address as a Shareholder shall have furnished to the Corporation in writing, with a copy to (which shall not be a condition to adequate notice) Thomas Sherman, Esq., Dinsmore & Shohl, L.L.P., 1900 Chemed Center, 255 E. Fifth St., Cincinnati, Ohio 45202, or (b) if to the Corporation, to 685 Liberty Avenue, P.O. Box 1551, Union, New Jersey 07083 or to such other address and/or to the attention of such other copied person as the Corporation shall have furnished to the Shareholders and each such other holder in writing.

     7. Waiver, Amendment. Any modification, waiver, amendment or termination of this Agreement or any provision hereof shall be effective only if in writing and signed all parties to this Agreement.

     8. Successors, Assigns. This Agreement shall inure to the benefit of and be binding upon the parties and the personal representatives of the Shareholders hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason this Agreement.

     9. Invalidity. In the event any provision of this Agreement shall be held invalid or unenforceable by any court, such holding shall not invalidate or render unenforceable any other provision of this Agreement.

     10. Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the day and year first above written.

                                         JANUS INDUSTRIES, INC.


                                         By: _______________________________
                                               Name:  James E. Bishop
                                               Title: President


                                         ___________________________________
                                         Louis S. Beck

                                         Residence:  5629 Princeton Way
                                                     Boca Raton, FL 33496

                                         Social Security Number:  ###-##-####


                                         ___________________________________
                                         Harry Yeaggy

                                         Residence: 7750 Ivygate Lane
                                                    Cincinnati, Ohio 45242

                                         Social Security Number:  ###-##-####

                                         BECK HOSPITALITY, INC. III


                                         By:________________________________
                                               Name: Louis S. Beck
                                               Title:  President

                                         Address: 8534 E. Kemper Rd.
                                                  Cincinnati, OH 45249

                                         E.I.N.: